As filed with the Securities and Exchange Commission on July 15, 2019

Registration No. 333-231172___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.  2

to

FORM S-1

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVIL EMPIRE DESIGNS, INC.
(Exact name of registrant as specified in its charter)

Nevada	3751	45-5530035
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Evil Empire Designs, Inc.

441 Eastgate Rd., Suite A

Henderson, Nevada 89011

(725) 666-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sheila Cunningham

President and Chief Executive Officer

Evil Empire Designs, Inc.

441 Eastgate Rd., Suite A

Henderson, Nevada 89011

(725) 666-3700

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,000,000	(2)	$0.20	(2)	$200,000	$24.20
Common Stock, par value $0.001 per share	1,475,000	(3)	$0.20	(4)	$295,000	$35.75
TOTAL	2,475,000		$0.20		$495,000	$59.95

_________

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)	This registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by the selling stockholders of the Registrant of up to 1,475,000 shares of common stock, $0.001 par value per share (the “Common Stock”).

(4)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  JULY 2, 2019

EVIL EMPIRE DESIGNS, INC.

1,000,000 OF COMMON STOCK OFFERED BY EVIL EMPIRE DESIGNS, INC.

1,475,000 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to both (i) the initial public offering of our common stock, in which we are offering a maximum of 1,000,000 shares of our common stock, and (ii) the resale by certain selling stockholders of up to 1,475,000 of our shares of common stock held by selling stockholders. No public market currently exists for the securities being offered. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. Any purchaser of common stock in the offerings may be the only purchaser, given the lack of a minimum offering amount.

In our initial public offering, we are offering for sale a total of 1,000,000 shares of common stock at a fixed price of $0.20 per share for the duration of the offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the shares. This Prospectus will permit our President and Chief Executive Officer, Sheila Cunningham, to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares she may sell. Ms. Cunningham will sell the shares and intends to offer them to friends, family members and business acquaintances. Ms. Cunningham will not sell any of her respective shares until the Company sells all of the 1,000,000 shares in its offering. In offering the securities on our behalf, Ms. Cunningham will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.20 per share for the duration of the offering, which is a period of 16 months from the effective date of this prospectus. We will receive aggregate net proceeds of $200,000 in this offering assuming, all of the 1,000,000 shares being offered by us are sold at the offering price of $0.20 per share.

We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of $0.20 per share, for the duration of the offering, until our shares are quoted on the OTCQX, the OTCQB or the OTC Pink, or listed on a national securities exchange, and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds to be received by the selling stockholders is $295,000, assuming that the selling shareholders sell all 1,475,000 shares they are collectively offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 9 of this prospectus.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company”, “we”, “our”, “us”, “Evil Empire Designs” refer to Evil Empire Designs, Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Corporate Background and Business Overview

Evil Empire Designs, Inc. is a development stage company. Our executive offices are located at 441 Eastgate Rd., Suite A, Henderson, Nevada, and our telephone number is (725) 666-3700. We were incorporated under the laws of the State of Nevada on December 23, 2009. We plan to market and sell a complete line of custom parts and accessories for Harley Davidson or metric motorcycles. We plan to design, manufacture, market and sell aftermarket motorcycle body parts, billet aluminum parts and accessories, aftermarket handlebars, and apparel for the motorcycle aftermarket industry. We currently do manufacture, market or sell any products.

Certain Information about this Offering

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Common Stock	$0.20	Not Applicable	$20,000	$100,000	$200,000

Totals	$0.20	Not Applicable	$20,000	$100,000	$200,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Markets, Inc. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

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Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 10 of this prospectus.

Sheila Cunningham serves as our President and Chief Executive Officer, Secretary, Treasurer and sole director. We are a development stage company that has generated limited revenues and has had limited operations to date. For the three months ended March 31, 2019, we incurred a net loss of $(19,418) and an accumulated deficit of $(222,575). As of March 31, 2019, we had total assets of $32,486 and total liabilities of $182,287. We have sold and issued an aggregate of 7,275,000 shares of our common stock since our inception through the date of this Prospectus. 6,000,000, or 82.4%, of the 7,275,000 shares are held by our President and Chief Executive Officer, Secretary, Treasurer and sole director, Sheila Cunningham.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements as of December 31, 2018. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

The Offering

Securities offered:	We are offering up to 1,000,000 shares of our common stock. The selling stockholders are hereby offering up to 1,475,000 shares of our common stock.

Offering price:

We will offer and sell our shares of common stock at a fixed price of $0.20 per share. The selling stockholder will offer and sell their shares of common stock at a fixed price of $0.20 per share until our shares are quoted on the OTCQX, the OTCQB or the OTC Pink, or listed on a national securities exchange, thereafter at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	7,275,000

Shares outstanding after offering:	8,275,000

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the OTC Markets. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a significant trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We intend to use the net proceeds from the sale of our 1,000,000 shares (after deducting estimated offering expenses payable by us) for professional fees, employee salaries, further development of our website, administration expenses, and marketing and advertising. See “Use of Proceeds” on page 13 for more information on the use of proceeds.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the for the three-month period ended March 31, 2019. Our working capital as at March 31, 2019 was $(205,692).

March 31, 2019 ($)

Financial Summary (Unaudited)
Cash and Deposits	10,203
Total Assets	33,319
Total Liabilities	219,519
Total Stockholder’s Deficit	186,200

Three Months ended March 31, 2019 ($)

Statements of Operations (Unaudited)
Operating Expenses	15,815
Net Loss for the Period	(19,418)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2018 and 2017 were prepared assuming that we will continue our operations as a going concern. We were incorporated on December 23, 2009 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

Funds raised in this offering may not be sufficient to fund our planned operations and may not cover the costs of the offering. We are offering a maximum of 1,000,000 shares of our common stock at $0.20 per share, however there is no minimum to our offering. Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering. The minimum amount of proceeds we will need to raise in order to have an operating business and to meet our reporting requirements is $25,000, and if we raise less than $25,000 we will have to cease operations. If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering. If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

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The Company has a significant amount of debt outstanding, some of which is in default. Such indebtedness could adversely affect our business, financial condition and results of operations.

As of March 31, 2019 the Company had approximately $156,105 of outstanding debt on its balance sheet. Most of our debt is evidenced by convertible promissory notes, some of which are in default. Additionally, $25,000 of the $200,000 we hope to raise in this offering will be used to pay an account payable to TOL Designs.

This level of debt could have significant consequences on the Company’s future operations, including:

•	making it more difficult to meet payment and other obligations under outstanding debt;

•

resulting in an event of default if the Company fails to comply with the financial and other restrictive covenants contained in debt agreements, which event of default could result in all of the Company’s debt becoming immediately due and payable;

•

reducing the availability of the Company’s cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting the Company’s ability to obtain additional financing for these purposes;

•	subjecting the Company to the risk of increased sensitivity to interest rate increases on indebtedness with variable interest rates;

•

limiting the Company’s flexibility in planning for or reacting to, and increasing its vulnerability to, changes in the Company’s business, the industry in which it operates and the general economy; and

•	placing the Company at a competitive disadvantage compared to its competitors that are less leveraged.

The ability to meet payment and other obligations under the debt instruments of the Company depends on their ability to generate significant cash flows in the future. There can be no assurance that the Company’s business will generate cash flows from operations, or that future borrowings will be available to the Company under future credit facilities or otherwise, in an amount sufficient to enable it to meet its debt payment obligations and to fund other liquidity needs. If the Company is not able to generate sufficient cash flow to service its debt obligations, it may need to refinance or restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. If the Company is unable to implement one or more of these alternatives, it may not be able to meet debt payment and other obligations.

In addition, the Company may incur additional indebtedness in the future. If new debt or other liabilities are added to the Company’s current consolidated debt levels, the related risks that the Company now faces could be amplified.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred a net losses of $(19,418) for the three months ended March 31, 2019, have an accumulated deficit of $(222,575) at March 31, 2019, and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any meaningful revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by December 31, 2019. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on December 23, 2009. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on garnering sales. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our aftermarket motorcycle parts business, garnering students, and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

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The aftermarket motorcycle parts business is extremely competitive, and if we are not able to compete successfully against other aftermarket motorcycle parts businesses, both large and small, we will not be able operate our business and investors will lose their entire investment.

The aftermarket motorcycle parts business is extremely competitive and rapidly changing. We currently, and will in the future, face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the aftermarket motorcycle parts business have substantial competitive advantages than we have, including:

•	longer operating histories;
•	significantly greater financial, technical and marketing resources;
•	greater brand name recognition;
•	better advertising and marketing;
•	existing customer bases; and
•	commercially accepted products.

Our competitors may be able to respond more quickly to new or emerging methods and changes in the aftermarket motorcycle parts business and devote greater resources to identify, develop and market new aftermarket motorcycle parts, and better market and sell their products than we can.

The loss of the services of Sheila Cunningham, our President and Chief Executive Officer, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our business and sell our aftermarket motorcycle parts.

The development of our aftermarket motorcycle parts business and the marketing of our prospective business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Sheila Cunningham, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our business and sell our aftermarket motorcycle parts, which could adversely affect our financial results and impair our growth.

We are a development stage in the aftermarket motorcycle parts business, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as development stage, aftermarket motorcycle parts business, with few substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our prospectus must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	we may not be able to raise the capital required to develop our initial customer base and reputation;
•	we may not be able to successfully implement our business model and strategy; and
•	our management consists of one person, Sheila Cunningham, our President and Chief Executive Officer.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

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Our failure to protect our intellectual property may significantly impair our competitive advantage.

Our success and ability to compete depend in large part upon protecting our proprietary intellectual property. We rely on a combination of trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

RISKS ASSOCIATED WITH OUR SECURITIES

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Our shares of common stock do not trade on any exchange and are not quoted over-the-counter. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Markets. We cannot guarantee that our application will be accepted or approved and our stock quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 1,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 1,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription funds. If that happens, you will lose your investment and your funds will be used to pay creditors.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of the date of this prospectus, the Company had 7,275,000 shares of common stock, and no shares of preferred stock, issued and outstanding. Accordingly, we may issue up to an additional 92,725,000 shares of common stock and 25,000,000 shares of preferred stock. The future issuance of common stock or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, Sheila Cunningham, President and Chief Executive Officer, Secretary, Treasurer, and sole director, beneficially owns 6,000,000 shares of our common stock in the aggregate, or 82.4% of our issued and outstanding shares of common stock. As a result, our sole director, alone, will have significant influence to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Ms. Cunningham, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our sole director, or the prospect of these sales, could adversely affect the market price of our common stock. Our sole director’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, Secretary, Treasurer, and sole director, Sheila Cunningham, who will receive no commissions. She will offer the shares to friends, family members, and business associates, however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

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In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the preceding risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Our public offering of 1,000,000 is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 1,000,000 shares offered at a public offering price of $0.20 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $6,025 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1)(2):	$50,000	$100,000	$150,000	$200,000

Legal and Accounting Fees	$25,000	$25,000	$25,000	$25,000
Salary to President of Company	$25,000	$30,000	$30,000	$30,000
Rent	$-	$2,400	$2,400	$2,400
Payment of debt to TOL Designs(3)	$-	$25,000	$25,000	$25,000
Advertising and Marketing	$-	$17,600	$67,600	$75,000
Truck and trailer to transport products to events	$-	$-	$-	$42,600
Totals	$50,000	$100,000	$150,000	$200,000

_________

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.
(2)	Our offering expenses are estimated to be $6,025, and we plan to pay the balance of offering expenses from cash on hand.
(3)	Account payable to TOL Designs for the purchase of inventory. The account payable has no interest rate and is due upon demand by TOL Designs.

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The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 1,000,000 shares will be deposited in a Company bank account in the United States immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of $200,000 in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

The priority of the use of proceeds from this offering are: (1) legal and accounting fees, (2) salary to Sheila Cunningham, our President and sole director, (3) rent, (4) payment of debt to TOL Designs, (5) advertising and marketing, and (6) truck and trailer to transport products to events.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 1,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. This price was arbitrarily determined by us.

We will not receive any of the proceeds from the sale of the 1,475,000 common shares being offered for sale by the selling stockholders, which 1,475,000 shares of our common stock may be offered and sold from time to time by the selling stockholders. The selling shareholders will sell our shares at a fixed price of $0.20 per share until the common stock of the Company becomes quoted on the OTCQX, or  the OTCQB, or listed on a national securities exchange.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 5 selling stockholders consist 1,475,000 of our common stock, $0.001 par value. The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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The percentages below are calculated based on 7,275,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Stockholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Offering is complete

Sheila Cunningham (1)	6,000,000	500,000	5,500,000	75.6%
Black Ridge Holdings Inc. (2)	350,000	350,000	0	0.00%
Capilano Capital Inc. (3)	100,000	100,000	0	0.00%
Pioneer Associates LLC (4)	300,000	300,000	0	0.00%
Provencal Investments Ltd. (5)	225,000	225,000	0	0.00%
Totals	4,975,000	1,475,000	0	0.00%

______________

(1)	President and Chief Executive Officer, Secretary, Treasurer and director.
(2)	We have been advised that Brian Keasberry has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Black Ridge Holdings Inc.
(3)	We have been advised that Steven Drayton has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Capilano Capital Inc.
(4)	We have been advised that Sean Belitsos has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Pioneer Associates LLC.
(5)	We have been advised that Ian Dawson has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Provencal Investments Ltd.

We have been advised that none of the selling stockholders is a member of FINRA, or an independent broker-dealer, and that neither any stockholder nor any of their affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

DILUTION

The price of our offering our offering of 1,000,000 shares is fixed at $0.20 per share. This price is significantly higher than the average approximately $0.001 price per share paid Sheila Cunningham, our President and Chief Executive Offices, Secretary, Treasurer and sole director.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2019, the net tangible book value of our shares of common stock was $(186,200) or $(0.02) per share based upon 7,275,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.20
Net tangible book value per share before offering	$(0.02)
Potential gain to existing shareholders	$0.22
Potential gain to existing shareholders net of offering expenses	$0.22
Net tangible book value per share after offering	$0.001
Increase to present stockholders in net tangible book value per share after offering	$0.021
Capital contributions	$185,210
Number of shares outstanding before the offering	7,275,000
Number of shares after offering held by existing stockholders	2,300,000
Percentage of ownership after offering	39.8%

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Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.20
Book value per share after offering	$0.001
Dilution per share	$0.19
Capital contributions	$200,000
Percentage of capital contributions	51.9%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	12.0%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.20
Book value per share after offering	$(0.004)
Dilution per share	$0.19
Capital contributions	$175,000
Percentage of capital contributions	44.7%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	9.3%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.20
Book value per share after offering	$(0.01)
Dilution per share	$0.19
Capital contributions	$100,000
Percentage of capital contributions	25.9%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	6.4%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.20
Book value per share after offering	$(0.004)
Dilution per share	$0.19
Capital contributions	$50,000
Percentage of capital contributions	21.5%
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering	3.3%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 1,000,000 Shares of Common Stock

Evil Empire Designs, Inc. has 7,275,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 1,000,000 shares of its common stock for sale at the price of $0.20 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Sheila Cunningham will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Cunningham is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

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Ms. Cunningham will sell the 1,000,000 shares of its common stock and intends to offer them to friends, family members and business acquaintances. Ms. Cunningham will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Cunningham is not, nor has been, within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Cunningham will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Cunningham will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 1,000,000 shares being offered. The price per share is fixed at $0.20 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Markets. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.20 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Evil Empire Designs, Inc. has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Plan of Distribution for the Offering of 1,475,000 by the Selling Stockholders

The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders at a fixed price of $0.20 per share until the the Company's common stock become quoted on the OTCQX, the OTCQB, or the OTC Pink or listed on a national securities exchange, by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

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In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

The Company and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

Pursuant to our Articles of Incorporation, as amended, our authorized capital stock consists of (i) 100,000,000 shares of common stock, $0.001 par value per share, of which 7,275,000 shares are issued and outstanding as of the date of hereof, and (ii) 25,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued or outstanding as of the date hereof.

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DESCRIPTION OF SECURITIES

Common Stock

On the date hereof, there were 7,275,000 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of our preferred stock. As of the date hereof, the Company had no shares of its preferred stock issued or outstanding. Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Convertible Promissory Notes

On January 6, 2010, the Company issued a $30,000 convertible note to Capilano Capital due on demand. The note bears an interest rate of 12% per annum and is convertible into common stock of the Company at the rate of one-half cent per share ($0.005 per share). The holder of the note has the right to convert all or part of the principal and interest into common stock. On March 2, 2016 the note holder converted $500 of interest into 100,000 shares of the Company’s common stock. As of December 31, 2017, the outstanding balance of the note was $30,000 plus interest of $26,351 for a total of $56,351.

On May 24, 2018 Provencal Investments Limited, the purchaser of the note from Capilano Capital Inc. converted $1,125 of convertible debt into 225,000 shares of common stock. As of June 30, 2018 the outstanding balance of the note was $28,875 plus interest of $28,136 for a total of $57,011.

On July 7, 2016, the Company issued a $50,000 one-year convertible note to Blue Diamond Equities. The note bears interest at 10% per annum and is convertible at the lower of $0.005 per share or 40% of the market price of the shares at date of conversion. The conversion price is non-dilutive. As of December 31, 2017 the outstanding balance of the note was $50,000 plus interest of $7,500 for a total of $57,500. As of June 30, 2018 the outstanding balance of the note was $50,000 plus interest of $10,000 for a total of $60,000. The note is in default.

On February 17, 2017 the Company issued a one year $10,000 Convertible note to Black Ridge Holdings, LLC. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of December 31, 2017 and June 30, 2018 the outstanding balance of the note including interest was $10,750 and $11,250, respectively. The note is in default.

On May 18, 2017 the Company issued a one year $5,000 Convertible note to Pioneer Associates, LLC. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of December 31, 2017 and June 30, 2018 the outstanding balance of the note including interest was $5,325 and $5,575, respectively.

On July 11, 2017 the Company issued a one year $4,990 Convertible note to 0985358 BC, Ltd The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of December 31, 2017 and June 30, 2018 the outstanding balance of the note including interest was $5,325 and $5,575, respectively.

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On September 18, 2017 the Company issued a one year $4,000 Convertible note. to Black Ridge Holdings Inc. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of December 31, 2017 and June 30, 2018 the outstanding balance of the note including interest was $4,113 and $4,313, respectively.

On September 19, 2017 the Company issued a one year $2,990 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of December 31, 2017 and June 30, 2018 the outstanding balance of the note including interest was $3,074 and $3,224 respectively.

On October 26, 2017 the Company issued a one year $10,000 note to Pioneer Associates, LLC. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of December 31, 2017 and June 30, 2018 the outstanding balance of the note including interest was $10,250 and $10,500, respectively.

On February 2, 2018 the Company issued a one year $3,000 Convertible note Black Ridge Holdings Inc. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of June 30, 2018 the outstanding balance of the note including interest was $3,197.

On March 22, 2018 the Company issued a one year $3,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2018 the outstanding balance of the note including interest was $3,160.

On April 13, 2018 the Company issued a one year $3,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of June 30, 2018 the outstanding balance of the note including interest was $3,053.

On May 15, 2018 the Company issued a one year $2,500 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of Jun30, 2018 the outstanding balance of the note including interest was $2,538.

On June 20, 2018 the Company issued a one year $2,500 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of June 30, 2018 the outstanding balance of the note including interest was $2,510.

On June 28, 2018 the Company issued a one year $2,500 Convertible note to Blue Diamond Equities. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of June 30, 2018 the outstanding balance of the note including interest was $2,500.

On July 24, 2018 the Company issued a one year $2,500 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $2,671.

On August 2, 2018 the Company issued a one year $8,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $8,530.

On August 31, 2018 the Company issued a one year $3,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $3,174.

On September 13, 2018 the Company issued a one year $2,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $2,109.

On January 9, 2019 the Company issued a one year $4,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $4,100.

On February 20, 2019 the Company issued a one year $3,500 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $3,549.

On March 19, 2019 the Company issued a one year $6,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $6,020.

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Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights Agreements

We have no registration rights agreements with any person.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, whose address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121, and whose telephone number (801) 274-1088.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

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Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, exe

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Evil Empire Designs, Inc. was incorporated on December 23, 2009, under the laws of the State of Nevada, under the name “US Tera Energy Corp.” On August 6, 2015, we changed our name to “JayCor Resources Inc.” On September 12, 2016, we changed our name to Evil Empire Designs, Inc. Sheila Cunningham has our served our sole director since March 11, 2016, and as our President, Secretary, Treasurer since March 16, 2016. Richard Selinger served as our President, Secretary, Treasurer and a director from March 30, 2012 until June 2, 2014. John Caldwell and Charles Whitehurst served directors from April 27, 2012 until April 27, 2013. Our business offices are currently located at 441 Eastgate Rd., Suite A, Henderson, Nevada 89011.

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The Company does not have any current plans, arrangements, discussions or intentions, whether written or oral, to engage in a merger or acquisition with an identified or unidentified company or person to be used as a vehicle for a private company to become a reporting company.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger following this offering.

We are a development stage company and currently have no revenues or significant assets. At June 30, 2018, our total current assets were $32,486 and our total current liabilities were $182,287. Our net loss for the six months ended December 31, 2017 was $(31,589). Our accumulated deficit at June 10, 2018 was $(171,426).

Business Overview

At Evil Empire our mission is to design and produce the highest quality aftermarket parts that appeal to middle and upper class female motorcycle enthusiasts to enhance the look of their American V-Twin or metric1 motorcycle allowing them to express their individuality.

Evil Empire designs is committed to providing our customers with products and services that meet, conform to and exceed their individual motorcycle needs, ensuring their design, values and investment expectations are being met.

Our target market is middle and upper income female motorcycle enthusiasts. Evil Empire is a professional company that is dedicated to customizing motorcycles with a cutting edge style. Evil Empire designs aftermarket parts and accessories for female motorcyclist who want to express themselves with an original style of their own.

Company Goals And Objectives

Our goal is to be the number one provider of motorcycle customization parts, as defined by sales revenue, specifically targeted towards women within 5 years. Our objective is to engineer, prototype and manufacture new designs on a consistent schedule to not only stay current, but become a leader in the motorcycle aftermarket industry, while maintaining healthy profit margins. We intend to launch a minimum of two new products per year.

Products - Generally

Evil Empire offers a line of custom parts and accessories for Harley Davidson or metric motorcycles. Our quality parts are made in the USA and Evil Empire is dedicated to providing the highest standard of customer service.

We will engineer, prototype and manufacture new designs on a consistent schedule to stay current in the motorcycle aftermarket industry.

Industry

Motorcycle customization is a growth industry. And most of that growth is increasingly attributed to new female riders. As women take to riding in larger numbers, they tend to accessorize their bikes in order to display their individuality. We intent to assist these women by providing unique designs and high quality products to make their bikes their own.

Core Competencies

Evil Empire’s core competency is in understanding the “biker culture,” and the customization market. Our CEO, Sheila Cunningham, an avid motorcycle rider, has been featured in several magazines for her customization work. Her designs have struck a nerve among female riders who seek her out in customizing their own motorcycles.

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Because we are a growth company requiring additional capital, we’ve chosen to incorporate with a view to listing the company so that our investors may achieve liquidity should that be required.

Products and Services

Aftermarket Body Parts

Evil Empire will concentrate on the research, design and development of the finest quality of aftermarket parts, including, but not limited to custom fiberglass saddlebags, side panels, and fenders, gas tanks, and seats. Our custom bags have already been featured in several motorcycle magazines.

Billet Aluminum Parts and Accessories

Evil Empire will continue to design and manufacture billet floorboards and passenger floorboards, foot pegs, shifter pegs, shift linkages, exhaust tips, handlebar grips, mirrors, license place frames, and various types of billet accessories. Our first two products in this category - custom floorboards and handlebar grips - have already been featured in several magazines. Examples of some of our accessories are s follows:

Fat Bob Fender

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Mid-Controls

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Exhaust Muffler

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Faring

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Hardbags and Lids

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Mid-Controls

Packaged Powder Coated Handgrips

Aftermarket Handlebars

Evil Empire will offer 3 different design handlebars varying is size and dimensions to accommodate the female rider. Offering them in Chrome Plating, Powdercoat and Raw form.

Apparel

We also offer t-shirts, hooded sweatshirts and hats that will display the Evil Empire name and Logo.

We are committed to providing our customers with products and services that meet, conform to and exceed their individual motorcycle needs.

Custom Design

In year two, after our launch and media blitz, we plan on offering a custom design service specifically for women. Ms. Cunningham will lead the effort as she already has a following of female riders and has customized several motorcycles.

Competitive Advantage

Our competitive advantage lies in the uniqueness of our designs and the quality of our merchandise. Our floorboards are manufactured in the United States, are designed correctly and are machined rather than stamped. These factors put us at the top end of the retail price range, but since our target market purchases top end motorcycles, it doesn’t make sense to expect them to customize an expensive motorcycle with cheap parts.

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Pricing

We standardize our pricing on our website and throughout our dealer network. Discounting will not be allowed in order to keep the quality image of the product from being tarnished. Sale prices are to be expected at seasonal times and will be permitted, but the sale of the product through discount channels will not.

Marketing Plan

The Company has conducted both primary and secondary research resulting in key insights to implement our strategic plan.

Industry Analysis and Industry Trends

Based on information we have obtained from the Whiteboard Research Summary on Motorcycle Industry (the “Whiteboard Research Summary”), we believe that the demand for custom aftermarket motorcycle parts and accessories is highly dependent on the number of Harley-Davidson and metric motorcycles sold. We also believe the motorcycle industry itself is highly dependent on disposable income, confidence in the future of the economy, and leisure time. Prior to the recession of 2009, the largest market segment for the previous five years was composed of middle-aged males. As these consumers aged and as the recession hit, motorcycle manufacturers saw sales decline. In the USA, Harley-Davidson, the industry’s largest manufacturer reported a sales decline of 23.4%. In response, industry looked for new segments to exploit: expanding overseas, targeting younger/new riders, and targeting women.

The Whiteboard Research Summary gave us a snapshot of the overall market. In 2014, consumers in the United States purchased some 484,000 motorcycles; this figure reflects a 3.8 percent increase in total U.S. motorcycle sales over the previous year. The consensus for years going forward calls for a 3% annual growth. Wisconsin based Harley-Davidson had a total market share of 46.5%, up from 36% in 2013.

In 2013, Harley-Davidson’s 601+cc segment reached a market share of about 55% indicating a heavier weighting on this segment of sales. This segment is also our key target market since these bikes are higher end bikes and their riders are less sensitive to economic fluctuations. The Whiteboard Research Summary concluded that higher incomes, higher consumer confidence in the economy and higher gas prices all contribute to the growth of this market.

As part of our primary research, we surveyed riders at motorcycle shows across the USA and Canada. The results for the most part were as expected. Almost all the people we surveyed liked the designs of our handlebars and floorboards. They especially liked the sturdiness of the floorboards. The saddlebags were enthusiastically endorsed as well. One key insight we achieved from this research is that in colder weather (the Canadian motorcycle show), there was concern as to how cold the handlebars would get since they’re not insulated. Although this is mitigated by the fact that the majority of our target market is geographically located in California (according to 2013 data, the majority of motorcycle fans reside in California, where almost 800,000 motorcycles are registered.), we have begun designing a handlebar to withstand the Canadian weather.

As of 2013, roughly 12% of the riders in the USA were women – an increase of about 30% over the last decade according the Motorcycle Industry Council. Whether it is because they’ve been targeted, or because they realize the benefits of riding, HarleyDavidson, the top-selling motorcycle brand among women in the U.S., sold more new on-road motorcycles to women in the U.S. in 2013.

According to a study conducted by Kelton and commissioned by Harley-Davidson recently commissioned Kelton to conduct a study surveying women riders. According to the results:

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“Women riders are more than twice as likely to always feel happy (37% of riders vs. 16% of non-riders) and more than a third (34%) reported that they felt less stressed after starting to ride. Further, nearly twice as many always feel confident (35% of riders vs. 18% of non-riders).

According to the Harley-Davidson Women Riders Survey, the benefits of riding continue:

•	More riders than non-riders (40% vs. 18%) feel extremely satisfied with their careers.

•	More than twice as many riders as non-riders (32% vs. 15%) agree that they feel beautiful daily.

•	Women who ride are more content with their significant other (60 percent of riders vs. 38 percent of non-riders) and intimacy (51 percent riders; 35 percent non-riders).

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More riders than non-riders (75% vs. 64%) usually feel content instead of worried, and almost a quarter (23%) of riders report that they rarely feel anxious.” (http://www.motorcyclecruiser.com/news/women-flock-to-motorcycling-record-numbers)

Customers

Evil Empire’s ideal customer is an upper-middle to upper income female, between the ages of thirty-four and sixty-five. Younger riders may not have the discretionary income to afford our product, and the number of women riding after the age of sixty-five diminishes quickly due to the physical exertion and risk of motorcycle riding. She enjoys riding at least part of the time. She is individualistic and has a personal sense of style. She is confident in herself and her decisions. In short, a powerful, self-fulfilled woman.

We intend to appeal to her sense of individuality by offering products that will make her motorcycle stand out from the crowd. Evil Empire products will be easily available to our customer from our website and through motorcycle dealerships. At this time, to keep the final cost to the customer at a minimum, we do not intend to sell through wholesalers or jobbers. Initially we will target dealerships in California, Nevada and Arizona where seasonality in motorcycle riding and customization are not issues. Our research also indicates California has the highest number of motorcycle riders in the country.

Competition

Competition in the industry is fragmented with no clear market leader. Many of our competitors are well established. Many offer higher end aftermarket motorcycle parts and accessories. Some also offer customization and motorcycle sales. On a stand-alone basis our product offering is comparable to all, and superior to some.

Our niche: middle to high-income women who ride at least occasionally, with a sense of self and individuality is unexploited. We intend to fill the void and quickly become the go-to solution for these women.

Our competitive advantage is that we are actively targeting a new group of riders the motorcycle manufacturers are starting to exploit before our male-centric competition. In order to capitalize on this we intend to move quickly.

Obstacles we’ll have to overcome include the established competition and the motorcycle manufacturers themselves who often times offer similar products in their dealerships (although their offerings don’t match the quality of our offerings).

Strategy

Our strategy is based on targeting middle to high-income women who ride at least occasionally, with a sense of self.

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Positioning

Evil Empire will position the Company and its products as a lifestyle brand, made in America for independent women. The intent is to form a “cult” of customers, in much the same way Harley-Davidson has created a cult of customers.

Promotion

Our CEO, Sheila Cunningham will conduct interviews with several motorcycle magazines in which she and her products have been featured. Evil Empire will also advertise in these magazines.

Our designs and logos are formulated to appeal to women who enjoy the cutting edge in style, and lifestyle. The conversation around these is designed to spark a following using social media, leading to word of mouth proliferation.

Evil Empire also intends to inundate trade shows, bike rallies, and other competitions. Our CEO is an accomplished rider and an avid motorcycle racer. We intend to exploit her image as something worthy of aspiration.

Each of our products are sold with a quality warranty card. Once filled, Evil Empire will begin building a database of customers to whom we can repeatedly market (the “Evil Empire Club”). These customers will get promotions on new products and minimally once a year be invited to a Evil Empire Club ride. The ride will consist of women in the club descending on an unsuspecting SPA town where they will be pampered for a weekend. The publicity generated from this event will be invaluable.

The cost of these promotions is minimal. Trade shows and magazine articles are the bigger expenses and have been accounted for in our financial projections.

Pricing

Evil Empire has priced its products in line with our competitors. The products are priced to reflect the quality of products and also to ensure a good profit for the Company. Evil Empire will compete on brand image, quality of product, and lifestyle.

Distribution Channels

Evil Empire products will be available on our website and through dealer-retailers. We will not be using wholesalers or jobbers to keep the final retail price in line with our competitors, and to ensure the quality lifestyle image we’re trying to create and maintain remains untarnished.

Competition and Competitive Strategy

We expect that we will compete for members with traditional aftermarket motorcycle parts businesses. We believe that we will face extensive challenges in attempting to compete because we do not have the ability to verify who is purchasing parts that compete with ours, at what cost, and the terms and conditions under which our competitors are offering the same or similar parts as ours. We believe that the market for our products is constantly changing in terms of how consumers purchase aftermarket motorcycle parts and what those consumers’ particular tastes may be.

Patents, Trademarks, Licenses, Franchise Restrictions and Contractual Obligations & Concessions

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We hold one U.S. Design Patent, titled, Side Hardbag for a Motorcycle, which was granted Patent No. D830,056 (the “Patent”).  The Patent covers claims relating to the ornamental design for a side hardbag for a motorcycle.  Barring any unforeseen circumstances, the Company believes the Patent should be valid until November 2036, given that the Patent filing occurred in November 2016.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

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Research and Development Activities and Costs

We have not incurred any research and development costs to date.

Employees and Employment Agreements

Sheila Cunningham, our President and Chief Executive Officer, and sole director, is our only employee, and he currently works full time on Company matters.

Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

Facilities

We currently do not rent any real property or offices. Our current business address is 441 Eastgate Rd., Suite A, Henderson, Nevada 89011.

Our Executive Offices

Our corporate headquarters is located at 441 Eastgate Rd., Suite A, Henderson, Nevada 89011 and our telephone number is (725) 666-3700.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

ADMISSION TO QUOTATION ON THE OTC MARKETS OR US TRADING EXCHANGE

We intend to have our common stock be quoted on the OTC Markets. If our securities are not quoted on the OTC Markets, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Markets differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Markets, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Markets our securities will trade on the OTC Markets until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Markets or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

Our transfer agent is Action Stock Transfer, whose address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121, and whose telephone number (801) 274-1088.

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HOLDERS

As of the date of this prospectus, the Company had 7,275,000 shares of our common stock issued and outstanding held by 7 holders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled “BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

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PLAN OF OPERATION

We are a development stage corporation and have not yet generated or realized any revenues from our business. Over the 12 month period starting upon the effective date of our registration statement on Form S-1, we plan to raise capital to begin offering our services and make sales. The amount of the offering will likely allow us to operate for at least one year however, due to the fact that there is no minimum on sold shares, you may be investing in a company that will not have the funds necessary to fully develop its plan of operations.

The Company believes it can satisfy its cash requirements through the fiscal year end of December 31, 2018, from its cash of $5,742. However, if we fail to complete the offering, even at the minimum subscription level, we may have to cease our operations. As of June 30, 2018, we had a working capital of $5,742.

The minimum amount of proceeds we will need to raise in order to have an operating business and to meet our reporting requirements is $25,000. If less than $25,000 is received we will have to cease operations.

MILESTONES

Below is a brief description of our planned activities, which we expect to commence immediately after the offering is completed and the proceeds have been received and accepted.

1 to 3 months after the offering is complete:  Upon completion of the offering we plan to spend this time on reviewing designs of existing and potential motorcycle designs and parts and devising a marketing and advertising strategy.  We also plan to research where it would be most effective for us to advertise.  If we raise 25% of the funds in the offering, we would use $25,000 for accounting and legal fees during the next 12 months, and $25,000 for salary to our President and sole director, Sheila Cunningham.

3 to 5 months after the offering is complete:  During this period, we intend spend funds on marketing and advertising, which we expect to be done primarily on motorcycle-oriented websites and at motorcycle trade shows researched in months 1 to 3.  If we raise 50% of the funds in the offering, or $100,000, we would use to spend $17,600 of such funds on marketing and advertising with third parties and at trade shows, and we would increase the amount of funds paid to Sheila Cunningham from $25,000 to $30,000.  During this period we would also repay TOL Designs an account payable to $25,000 and begin paying rent of approximately $800 per month to TOL Designs, who presently allows us to use workspace at no cost. We have budgeted $2,400 for rent during this period.  We plan to obtain orders for custom motorcycles and/or parts as a result of activities during this period.  If we obtain such orders, we would expect to use any profit, depending on the amount, to purchasing specialized machinery to be able to manufacture some inventory in house to reduce expenses.

6-12 months after the offering is complete:  If we have funds, we will increase our marketing and  advertising budget to $67,000 (if 75%, or $150,000 is raised in the offering) or up to $75,000 (if 100%, or $2100,000 is raised in the offering), and search for a truck and trailer to transport our products, if we have any, to motorcycle events to advertise such products and show prospective purchasers.  We plan to obtain orders for custom motorcycles and/or parts as a result of activities during this period.  If we obtain such orders, we would expect to use any profit to purchasing specialized machinery to be able marketing and advertising, purchase inventory, engage in additional research and development for new product design.

Results of Operations

Six Months Ended June 30, 2018 and 2017

We recorded revenues of $1,059 for the six months ended June 30, 2018, and revenues of $4,526 for the six months ended June 30, 2017.

For the six months ended June 30, 2018, we incurred total operating expenses of $26,132, consisting solely of general and administrative expenses.

For the six months ended June 30, 2017, we incurred total operating expenses of $31,377, consisting solely of general and administrative expenses.

For the six months ended June 30, 2018, we recorded a net loss of $31,589. For the six months ended June 30, 2017, we recorded a net loss of $32,006.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

If we raise the $200,000 gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements to complete our 12-month plan of operation without having to raise additional funds for the next twelve months.

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Liquidity and Capital Resources

At June 30, 2018, we had a cash balance of $5,742. We have not generated positive cash flows in the years ended December 31, 2017 and 2016. For the six months ended June 30, 2018, net cash flows used in operating activities was $(18,299). We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses beyond December 31, 2018. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

As of March 31, 2019, the Company had approximately $156,105 of outstanding debt on its balance sheet.  Most of our debt is evidenced by 20 convertible promissory notes, some of which are in default.  Each of the notes carries interest at 10% per annum, is convertible into shares of common stock of the Company and has a maturity date one year from the date of issuance.  11 of the 20 notes are in default.

This level of debt could have significant consequences on the Company’s future operations, including:

•	making it more difficult to meet payment and other obligations under outstanding debt;

•

resulting in an event of default if the Company fails to comply with the financial and other restrictive covenants contained in debt agreements, which event of default could result in all of the Company’s debt becoming immediately due and payable;

•

reducing the availability of the Company’s cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting the Company’s ability to obtain additional financing for these purposes;

•	subjecting the Company to the risk of increased sensitivity to interest rate increases on indebtedness with variable interest rates;

•

limiting the Company’s flexibility in planning for or reacting to, and increasing its vulnerability to, changes in the Company’s business, the industry in which it operates and the general economy; and

•	placing the Company at a competitive disadvantage compared to its competitors that are less leveraged.

The ability to meet payment and other obligations under the debt instruments of the Company depends on their ability to generate significant cash flows in the future.  There can be no assurance that the Company’s business will generate cash flows from operations, or that future borrowings will be available to the Company under any future credit facilities or otherwise, in an amount sufficient to enable it to meet its debt payment obligations and to fund other liquidity needs. If the Company is not able to generate sufficient cash flow to service its debt obligations, it may need to refinance or restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital.  If the Company is unable to implement one or more of these alternatives, it may not be able to meet debt payment and other obligations.

In addition, the Company may incur additional indebtedness in the future. If new debt or other liabilities are added to the Company’s current consolidated debt levels, the related risks that the Company now faces could be amplified.

Emerging Growth Company

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

Summary of Significant Accounting Policies

Use of Estimates

The Company prepares financial statements in conformity with generally accepted accounting principles that require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of one year or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts receivable and accounts payable approximates their carrying amount.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

37

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Positions

Sheila Cunningham	52	President and Chief Executive Officer, Secretary, Treasurer and director

Sheila Cunningham

Sheila Cunningham, has served as our President and Chief Executive Officer, Secretary, Treasurer since March 16, 2016 and a director since March 11, 2016. Ms. Cunningham, an avid motorcycle rider, has been featured in several magazines for her customization work. Ms. Cunningham has been employed as a motorcycle designer since 2002.

In 2002, Ms. Cunningham became a co-owner of, Detroit Custom Choppers, a motorcycle company in Detroit that designed one-off motorcycles. Ms. Cunningham has earned several awards and recognitions for her motorcycle design work, including 1st Pro Street and Best in Show in 2002, at the 50th Anniversary Detroit AutoRama, as well as the Ridler Award in connection with another person. In 2003 Ms. Cunningham and another person won 1st Pro Street at the Las Vegas Bike Fest. Ms. Cunningham and her designs have been featured on magazine covers, including Hot Bike magazine in 2003; American Bagger magazine in 2010, driving her Harley-Davidson Road King Custom, and the cover of the August 2015 American Bagger magazine.

Ms. Cunningham’s entrepreneurial desire evidenced by her ideas which led to the establishment of our business, and her experience in the aftermarket motorcycle parts business, led to our conclusion that Ms. Cunningham should be serving as a member of our Board of Directors in light of our business and structure.

TERM OF OFFICE

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board, absent an employment agreement.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Sheila Cunningham, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

38

FAMILY RELATIONSHIPS

There are no family relationships among our officers and directors, since Sheila Cunningham is our sole officer and director.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

As of the date hereof, the Company has no significant employees. Sheila Cunningham is a non-employee officer and director who works full time on Company matters.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

CODE OF ETHICS

We have not adopted a Code of Ethics.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning compensation paid to our officers as of the fiscal years ended December 31, 2018 and 2017:

						Non-
						Equity Incentive	Nonqualified	All
Name and				Stock	Option	Plan	Deferred	Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Sheila	2018	-0-	-0-	-0-	-0-	-0-	-0-	31,387	31,387
Cunningham (1)	2017	-0-	-0-	-0-	-0-	-0-	-0-	25,837	25,837

___________

(1)	Appointed director on March 11, 2016, and appointed President and Chief Executive Officer, Secretary, and Treasurer on March 16, 2016.

39

STOCK OPTION GRANTS

The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended December 31, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sheila Cunningham (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1) Appointed director on March 11, 2016, and appointed President and Chief Executive Officer, Secretary, and Treasurer on March 16, 2016.

EMPLOYMENT AGREEMENTS

We have not entered into an employment agreement with any person. We have no plans to compensate our executive officers in the foreseeable future.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Sheila Cunningham (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

_____________

(1)	Appointed director on March 11, 2016, and appointed President and Chief Executive Officer, Secretary, and Treasurer on March 16, 2016.

40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 7,275,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Sheila Cunningham (3)	4,500,000	61.8%
Common Stock	Atalanta Corp.(4)	1,500,000	28.4%
Common Stock	Black Ridge Holdings Inc.	350,000	6.6%
Common Stock	Blue Diamond Equities Inc.	300,000	5.6%
Common Stock	Pioneer Associates LLC	300,000	5.6%
All directors and executive officers as a group (1 person)		2,500,000	47.3%

___________

(1)	The percentages below are based on 7,275,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2)	c/o Evil Empire Designs Inc., 441 Eastgate Rd., Suite A, Henderson, Nevada 89011.

(3)

Appointed director on March 11, 2016, and appointed President and Chief Executive Officer, Secretary, and Treasurer on March 16, 2016. 4,500,000 shares held directly, and 1,500,000 shares held indirectly by Atalanta Corp.

(4)	Controlled by Sheila Cunningham.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 15, 2016, we offered and sold 2,500,000 shares of common stock to Sheila Cunningham, our President and Chief Executive Officer, Secretary, Treasurer and sole director, in consideration for the transfer of title to designs used as part of our business.

On March 14, 2017, we offered and sold 1,150,000 shares of common stock to Sheila Cunningham, our President and Chief Executive Officer, Secretary, Treasurer and sole director, for aggregate consideration of $7,500.

On October 29, 2018, we offered and sold 2,000,000 shares of common stock to Sheila Cunningham, our President and Chief Executive Officer, Secretary, Treasurer and sole director, for aggregate consideration of $10,000.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $25,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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EXPERTS

The financial statements included in this Prospectus for the years ended December 31, 2018 and 2017 have been audited by Boyle CPA, LLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105, has acted as special counsel to the Company in connection with the registration and proposed sale and/or resale of the 1,000,000 shares of common stock at $0.20 per share.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

If we do not file a Registration Statement on Form 8-A to become a reporting issuer under Section 12(g) of the Exchange Act, will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC regarding their stock ownership and stock trading activity.

We will be required to file reports with the SEC only for the fiscal year in which the registration statement for this offering becomes effective. In order to continue to be obligated to file reports either we would have to voluntarily file a Registration Statement on SEC Form 8-A, as we presently intend, or we would be obligated to file a Registration Statement SEC Form 8-A if on the last day of our fiscal year in which the registration statement for this offering becomes effective we have more than $10 million in assets and either 2,000 or more record holders or 500 or more record holders who are not “accredited investors.”

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Boyle CPA, LLC, is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Evil Empire Designs, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Evil Empire Designs, Inc. (the “Company”) as of December 31, 2018 and 2017 , the related statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing and opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 3 to the financial statements, the Company’s accumulated deficit and nominal source of revenues sufficient to cover operating costs raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2018

Bayville, NJ

May 2, 2019

361 Hopedale Drive SE Bayville, NJ 08721	P (732) 822-4427 F (732) 510-0665

F-2

EVIL EMPIRE DESIGNS, INC

(Formerly Jaycor Resources, Inc.)

BALANCE SHEETS AS OF:

	March 31,	December 31,
	2019	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,203	$9,784	$8,041
Accounts receivable
Inventory	2,624	2,624	--

Total current assets	13,827	12,408	8,041

Fixed assets
Fixed assets, net of depreciation of $16,918 $15,355 and 7,538	15,199	16,762	24,579
Other assets, net of amortization of $ 8,335 $7,294 and $4,689	5,293	6,335	8,940

Total assets	$33,319	$35,505	$41,560

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$63,414	$59,682	$43,917
Convertible notes payable	156,105	142,605	116,980
Total current liabilities	219,519	202,287	160,897

Stockholders’ deficit:
Preferred stock, $0.001 par value 25,000,000 authorized none issued or outstanding		--	--
Common stock, $0.001 par value 100,000,000 authorized, 7,275,000, 7,275,000, and 4,100,000 issued and outstanding, respectively:	7,275	7,275	4,100
Additional paid in capital	29,100	29,100	16,400
Accumulated deficit	(222,575)	(203,157)	(139,837)
Total stockholders’ deficit	(186,200)	(166,782)	(119,337)

Total liabilities and stockholders’ deficit	$33,319	$35,505	$41,560

The accompanying notes are an integral part of these financial statements.

F-3

EVIL EMPIRE DESIGNS, INC.

(Formerly Jaycor Resources Inc.)

STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Years Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Revenue	$128	$--	$9,891	$9,986
Cost of goods	--	--	759	5,465
Gross Margin	128	--	9,132	4,521

Operating expenses:
Amortization and depreciation	2,605	1,564	10,422	10,421
General and administrative expenses	13,210	3,495	47,864	51,581
Total operating expenses	15,815	5,059	58,286	62,002

Loss from operations	(15,687)	(5,059)	(49,154)	(57,481)

Other income(expense)
Interest expense	(3,731)	(2,210)	(14,166)	(8,767)
Total other income (expense)	(3,731)	(2,210)	(14,166)	(8,767)

Net loss	$(19,418)	$(7,269)	$(63,320)	$(66,248)

Net loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.02)

Weighted average number of shares outstanding	7,275,000	4,100,000	5,045,342	3,800,000

The accompanying notes are an integral part of these financial statements.

F-4

EVIL EMPIRE DESIGNS, INC

(Formerly Jaycor Resources, Inc.)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2016	2,600,000	2,600	10,400	(73,589)	(60,589)

Common stock issued cash	1,500,000	1,500	6,000	--	7,500

Net loss	--	--	--	(66,248)	(66,248)

Balance at December 31, 2017	4,100,000	4,100	16,400	(139,837)	(119,337)

Common stock issued for debt conversion	1,175,000	1,175	4,700	--	5,875

Common stock issued for cash	2,000,000	2,000	8,000		10,000

Net loss	--	--	--	(63,320)	(63,320)

Balance at December 31, 2018	7,275,000	7,275	29,100	(203,157)	(166,782)

Net loss	--	--	--	(19,418)	(19,418)

Balance at March 31, 2019 (Unaudited)	7,275,000	$7,275	$29,100	$(222,575)	$(186,200)

The accompanying notes are an integral part of these financial statements.

F-5

EVIL EMPIRE DESIGNS, INC

(Formerly Jaycor Resources, Inc.)

STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,		Years Ended December 31.
	2019	2018	2018	2017
	(Unaudited)
Cash flows from operating activities:

Net loss	$(19,418)	$(7,269)	$(63,320)	$(66,248)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation and amortization	2,605	1,564	10,422	10,421
Changes in operating assets and liabilities:
Inventory	--	(1,000)	(2,624)	--
Accounts payable and accrued expenses	3,732	2,209	15,765	8,907
Net cash used in operating activities	(13,081)	(4,496)	(39,757)	(46,920)

Cash flows used in investing activities
Acquisition of fixed assets	--	--	--	(1,129)
Net cash used in investing activities	--	--	--	(1,129)

Cash flows from financing activities
Sale of common stock	---	--	10,000	7,500
Repayment on convertible notes	--	--	--	(2,000)
Convertible note payable	13,500	3,500	31,500	36,980
Net cash provided by financing activities	13,500	3,500	41,500	42,480

Net increase (decrease) in cash	419	(996)	1,743	(5,569)
Cash – beginning of period	9,784	8,041	8,041	13,610
Cash – end of period	$10,203	$7,045	$9,784	$8,041

SUPPLEMENT DISCLOSURES:
Interest paid	$--	$--	$--	$--
Income taxes paid	$--	$--	$--	$--

NON-MONETORY TRANSATIONS
Common stock issued for the conversion of debt	$--	$--	$5,875	$--

The accompanying notes are an integral part of these financial statements.

F-6

EVIL EMPIRE DESIGNS, INC

(Formerly Jaycor Resources, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Evil Empire Designs, Inc., (formerly Jaycor Resources Inc.) (Jaycor) was organized on December 23, 2009 under the name US Terra Energy Corp in the State of Nevada. The Company was organized to explore investment opportunities in the energy business. In June 2016 the Company changed its business model to making and selling accessories to the motorcycle market.

The Company authorized 125,000,000 shares consisting of 100,000,000 of common stock with a par value of $0.001 per share and 25,000,000 shares of preferred stock with a par value of $0.001 per share.

On April 24, 2012, the Company filed a Certificate of Amendment amending the Articles of Incorporation changing the name of the Corporation to Jaycor Resources, Inc.

On September 21, 2016, the Company filed a Certificate of Amendment amending the Articles of Incorporation changing the name of the Corporation to Evil Empire Designs, Inc.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for financial information and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation.

The unaudited interim financial statements of the Company for the three months ended March 31, 2019 and 2018 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position and the results of operations for the interim periods presented herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for any subsequent quarters or for an entire year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, and 2017 and 2018 and March 31, 2019, the Company did not have any cash equivalents.

F-7

Inventory

Inventories are stated at the lower or cost of market using the first-in; first-out (FIFO) cost method of accounting. The inventory consists of raw materials used to make various products for sale.

Revenue recognition

Revenues is earned through the sale of its product to its customers. Revenue is recognized when (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the fee is fixed or determinable, and (d) collectability is reasonable assured.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the asset (3 to 5 years), beginning when the asset is available and ready for use. Expenditures associated with upgrades and enhancements that improve, add functionality, or otherwise extend the life of property and equipment are capitalized, while expenditures that do not, such as repairs and maintenance, are expensed as incurred. For the years ended December 31, 2018 and 2017 and the three months ended March 31, 2019 , depreciation and amortization expense totaled $10,422 $10,421 and $2,605, respectively.

Impairment of long-lived assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value. As of December 31, 2018 and 2017 no impairment losses have been recognized.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board) Accounting Standards Codification 740, Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

F-8

Basic and diluted net loss per share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. Diluted loss per share calculations includes the dilutive effect of common stock. Basic and diluted net loss per share is the same due to the absence of common stock equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Financial assets and liabilities recorded at fair value in our condensed consolidated balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1— Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2— Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3— Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

Because the Company has been recently reorganized and has not yet transacted any business, the new accounting standards have no significant impact on the financial statements and related disclosures. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

F-9

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company, as shown in the accompanying balance sheets, has an accumulated deficit of $139,837 and $203,157 as of December 31, 2017 and 2018 , plus $222,575 as of March 31, 2019. The Company is establishing nominal source of revenue to cover its operating costs. These factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The Company will engage in very limited activities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 – PROPERTY AND EQUIPMENT

During the year ended December 31, 2016 the Company acquired certain fixed assets including molds and a motorcycle for use in making products it sells. The value of the assets when acquired were $ 32,118. The assets are being depreciated over a 3 year life.

Property and equipment consisted of the following at March 31, 2019 and December 31, 2018 and 2017:

	March 31, 2019	December 31. 2018	December 31, 2017
	(Unaudited)
Property and equipment	$32,117	$32,117	$32,117
Less: accumulation depreciation	16,918	15,355	7,538
Net property and equipment	15,199	16,762	24,579

Depreciation expense totaled $$7,817, $7,817 $1,563 for the years ended December 31, 2018 and 2017 and March 31, 2019, respectively.

NOTE 5 – OTHER ASSETS

On November 15, 2016 the Company issued 2,500,000 shares of common stock to a related party for certain designs and assets. The assets were accounted for at the transferor’s carry over basis of $7,465 on the acquisition date, due to the transferor being in control of Evil Empire at the date of transfer. The assets are being amortized over 36 months from date of completion which was prior to the date of acquisition. As of December 31, 2018 and 2017 and March 31, 2019 the net value of the assets were $6,335, $8,940 and $5,293, respectively.

F-10

NOTE 6– INCOME TAXES

At December 31, 2018, 2017 and March 31, 2019, the Company had a federal net operating loss carry forward of approximately $203,157, $139,837 and $222,575, respectively, which expires in varying amounts in 2039.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2018 and 2017 and March 31, 2019:

	March 31,	December 31,
	2019	2018	2017
	Unaudited
Deferred tax assets:
Net operating loss	44,515	40,631	27,967
Less: Valuation Allowance	(44,515)	(40,631)	(27,967)

Net Deferred Tax Assets	$--	$--	$--

The valuation allowance for deferred tax assets as of, December 31, 2018 , 2017 and March 31, 2019 was $40,631, $27,967 and $44,515, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. Thus, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2018, 2017 and March 31, 2019, accordingly, recorded a full valuation allowance.

The Company has not filed tax returns and is subject to review by the Internal Revenue Service for all open years.

NOTE 7 – RELATED PARTY TRANSACTIONS

On March 14, 2017 the Company issued 1,500,000 shares of common with a value of $7,500 for cash to a related party. The Company’s President is also an officer of the company investing the funds.

On October 29, 2018 the Company issued 2,000,000 shares of common stock to a related party with a value of $10,000 for cash.

During the year ended December 31, 2018 and 2017 the Company paid compensation to a related party of $31,387 and $25,837, respectively. During the three months ended March 31, 2019 the Company paid compensation to a related party of $5,399.

NOTE 8 – EQUITY

On March 14, 2017 the Company issued 1,500,000 shares of common with a value of $7,500 for cash.

On May 24, 2018, Provencal Investments who purchased the note from Capilano Capital converted $1,125 of convertible debt into 225,000 shares of common stock.

On July 6, 2018 the Company issued 950,000 shares of common stock to three entities with a value of $4,750 for the conversion of debt.

On October 29, 2018 the Company issued 2,000,000 to an officer of the Company with a value of $10,000 for cash.

F-11

NOTE 9– CONVERTIBLE NOTES

On January 6, 2010, the Company issued a $30,000 convertible note to Capalino Capital due on demand. The note bears an interest rate of 12% per annum and is convertible into common stock of the Company at the rate of one-half cent per share ($0.005 per share). The holder of the note has the right to convert all or part of the principal and interest into common stock. On March 2, 2016 the note holder converted $500 of interest into 100,000 shares of the Company’s common stock.

On May 24, 2018 Provencal Investments Limited, the purchaser of the note from Capilano Capital Inc. converted $1,125 of convertible debt into 225,000 shares of common stock. As of March 31, 2019 the outstanding balance of the note was $28,875 plus interest of $30,875 for a total of $49,403.

On July 7, 2016, the Company issued a $50,000 one-year convertible note to Blue Diamond Equities. The note bears interest at 10% per annum and is convertible at the lower of $0.005 per share or 40% of the market price of the shares at date of conversion. The conversion price is non-dilutive. On July 6, 2018 the note holder converted $1,750 of debt at $0.005 into 300,000 shares of common stock. As of March 31, 2019 the outstanding balance of the note was $48,500 plus interest of $17,156 for a total of $65,655. The note is in default.

On February 17, 2017 the Company issued a one year $10,000 Convertible note to Black Ridge Holdings, LLC. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. On July 6, 2018 the note holder converted $1,750 of debt into 350,000shares of common stock. As of March 31, 2019 the outstanding balance of the note including interest was $10,060. The note is in default.

On May 18, 2017 the Company issued a one year $5,000 Convertible note to Pioneer Associates, LLC. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. On July 6, 2018 the note holder converted $1,500 of debt into 300,000 shares of common stock. As of March 31, 2019 the outstanding balance of the note including interest was $4,187. The note is in default.

On July 11, 2017 the Company issued a one year $4,990 Convertible note to 0985358 BC, Ltd The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance including interest was $5,582. The note is in default.

On September 13, 2018 the Company issued a one year $2,990 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $3,454. The note is in default.

On September 18, 2017 the Company issued a one year $4,000 Convertible note. to Black Ridge Holdings Inc. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $4,613, The note is in default.

On October 26, 2017 the Company issued a one year $10,000 note to Pioneer Associates, LLC. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $11,436. The note is in default.

On February 2, 2018 the Company issued a one year $3,000 Convertible note Black Ridge Holdings Inc. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $3,364. The note is in default.

On March 22, 2018 the Company issued a one year $3,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $3,309. The note is in default.

On April 13, 2018 the Company issued a one year $3,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $3,278.

F-12

On May 15, 2018 the Company issued a one year $2,500 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $2,725.

On June 20, 2018 the Company issued a one year $2,500 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $2,698

On June 28, 2018 the Company issued a one year $2,000 Convertible note to Blue Diamond Equities. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $2,150

On July 24, 2018 the Company issued a one year $2,500 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $2,671.

On August 2, 2018 the Company issued a one year $8,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $8,530.

On August 31, 2018 the Company issued a one year $3,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $3,174.

On September 13, 2018 the Company issued a one year $2,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $2,109.

On January 9, 2019 the Company issued a one year $4,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $4,100.

On February 20, 2019 the Company issued a one year $3,500 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $3,549.

On March 19, 2019 the Company issued a one year $6,000 Convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019 the outstanding balance of the note including interest was $6,020.

The Company determined the convertible note does not meets the requirements for derivative liability accounting as described in ASC 815. As the shares of the Company do not have a value other than par, are not readily convertible to cash at the date of issuance and are not registered to be traded. Additionally, there is no beneficial conversion feature described in ASC 470 on the date of issuance.

NOTE 10- THIRD PARTY ADVANCES

On December 29, 2016 a third party loaned the Company $2,000 as an advance. The advance bears no interest and is due on demand. On March 25, 2017, the third party note was repaid.

F-13

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

EVIL EMPIRE DESIGNS, INC.

1,000,000 SHARES OF

COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2019 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2019

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)

SEC Registration Fee	$24.90
Accounting and legal Fees	5,000.00
Printing Costs	500.00
Transfer Agent fees	500.00
TOTAL	$6,024.90

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all o f our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On May 18, 2017 the Company issued a one year $5,000 convertible note to Pioneer Associates, LLC. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. On July 6, 2018 the note holder converted $1,500 of debt into 300,000 shares of common stock. As of March 31, 2019, the outstanding balance of the note including interest was $4,187.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as a amended (the “Securities Act”).

On July 11, 2017 the Company issued a one year $4,990 convertible note to 0985358 BC, Ltd The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance including interest was $5,582.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

II-1

On September 13, 2018 the Company issued a one year $2,990 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $3,454. The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On September 18, 2017 the Company issued a one year $4,000 convertible note. to Black Ridge Holdings Inc. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $4,613.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On October 26, 2017 the Company issued a one year $10,000 note to Pioneer Associates, LLC. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $11,436.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On February 2, 2018 the Company issued a one year $3,000 convertible note Black Ridge Holdings Inc. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $3,364.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On March 22, 2018 the Company issued a one year $3,000 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $3,309.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On April 13, 2018 the Company issued a one year $3,000 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $3,278.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On April 13, 2018 the Company issued a one year $3,000 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $3,278.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On May 15, 2018 the Company issued a one year $2,500 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $2,725.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On June 20, 2018 the Company issued a one year $2,500 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $2,698.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On June 28, 2018 the Company issued a one year $2,000 convertible note to Blue Diamond Equities. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $2,150.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On July 24, 2018 the Company issued a one year $2,500 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $2,671.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On August 2, 2018 the Company issued a one year $8,000 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $8,530.   The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On August 31, 2018 the Company issued a one year $3,000 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $3,174.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On September 13, 2018 the Company issued a one year $2,000 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $2,109.

On October 29, 2018, we offered and sold 2,000,000 shares of common stock to Sheila Cunningham, our President and Chief Executive Officer, Secretary, Treasurer, and sole director, for aggregate consideration of $10,000.  The offer and sale of the shares was made pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On January 9, 2019 the Company issued a one year $4,000 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $4,100.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On February 20, 2019 the Company issued a one year $3,500 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $3,549.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On March 19, 2019 the Company issued a one year $6,000 convertible note to 0985358 BC, Ltd. The note bears an interest of 10% per annum and is convertible into common stock at $0.005 per share. As of March 31, 2019, the outstanding balance of the note including interest was $6,020.  The convertible note was issued pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Number	Description
3.1.1	Articles of Incorporation, dated December 23, 2009(1)
3.1.2	Certificate of Amendment, dated April 24, 2012(1)
3.1.3	Certificate of Amendment, dated September 12, 2016(1)
3.2	Bylaws(1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC(1)
23.1	Consent of Boyle CPA, LLC (2)
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)

____________

(1)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-231172), filed with the Securities and Exchange Commission on May 2, 2019.

(2)	Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333231172), filed with the Securities and Exchange Commission on June 26, 2019.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Henderson, Nevada, on  July 15, 2019.

EVIL EMPIRE DESIGNS, INC.
(Name of Registrant)

By:	/s/ Sheila Cunningham
Name:	Sheila Cunningham
Title:	President and Chief Executive Officer, Secretary and Treasurer (principal executive officer, principal financial officer, and principal accounting officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sheila Cunningham, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Evil Empire Designs, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: July 15, 2019	By:	/s/ Sheila Cunningham
	Name:	Sheila Cunningham
	Title:	President and Chief Executive Officer, Secretary, Treasurer, and director (principal executive officer, principal financial officer, and principal accounting officer)

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